UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2014

The Men’s Wearhouse, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-16097	74-1790172
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6380 Rogerdale Road
Houston, Texas	77072
(Address of principal executive offices)	(Zip Code)

281-776-7000

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.             Completion of Acquisition or Disposition of Assets.

As previously disclosed, on March 11, 2014, The Men’s Wearhouse, Inc., a Texas corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Jos. A. Bank Clothiers, Inc., a Delaware corporation (“Jos. A. Bank”), and Java Corp., a Delaware corporation wholly owned by the Company (“Purchaser”). In accordance with the terms of the Merger Agreement, on March 20, 2014, Purchaser amended and restated its existing offer (as amended, the “Offer”) to acquire all of the issued and outstanding shares of common stock of Jos. A. Bank, par value $0.01 per share (together with the associated preferred share purchase rights, the “Shares”), for $65.00 per Share, net to the seller in cash, without interest and less any required withholding taxes (the “Offer Price”).

The Offer expired at midnight, New York City time, at the end of the day on June 17, 2014. Approximately 23,610,788 Shares (excluding Shares delivered pursuant to guaranteed delivery) were validly tendered in, and not withdrawn from, the Offer, representing approximately 84% of the outstanding Shares. Accordingly, the “Minimum Tender Condition” (as defined in the Second Amended and Restated Offer to Purchase dated March 20, 2014 (together with any amendments and supplements thereto)) was satisfied, and, on June 18, 2014, Purchaser accepted for payment all Shares that had been validly tendered in, and not withdrawn from, the Offer. Payment for such Shares has been made to American Stock Transfer & Trust Company, LLC, the depositary for the Offer, which will transmit payments to tendering stockholders in accordance with the terms of the Offer. In addition, Notices of Guaranteed Delivery have been delivered with respect to approximately 2,792,298 additional Shares, together with all other Shares validly tendered in, and not withdrawn from, the Offer, representing approximately 94% of the outstanding Shares.

Also, on June 18, 2014, following acceptance of the tendered Shares, Purchaser merged with and into Jos. A. Bank pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with Jos. A. Bank surviving as a wholly owned subsidiary of the Company (the “Merger”). At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time and not tendered pursuant to the Offer (other than (i) Shares held by Jos. A. Bank or the Company or any of their subsidiaries and (ii) Shares owned by holders who properly exercised appraisal rights with respect thereto in accordance with Section 262 of the DGCL) was cancelled and automatically converted into the right to receive an amount in cash equal to the Offer Price.

The Company funded the payment of Shares validly tendered in the Offer from a combination of cash on hand, the net proceeds from the Company’s sale of $600 million in aggregate principal amount of senior notes on the terms and conditions previously disclosed in the Current Report on Form 8-K filed by the Company on June 11, 2014, approximately $1.1 billion available under the Company’s senior secured term B loan and approximately $500 million available under the Company’s asset-based revolving credit facility, each dated as of June 18, 2014.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit (d)(1) to the Company’s Amendment No. 9 to Schedule TO filed on March 11, 2014, which is incorporated herein by reference.

Item 8.01.             Other Events.

On June 18, 2014, the Company issued a press release announcing the completion of the Company’s acquisition of Jos. A. Bank. Such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company intends to file financial statements required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Form 8-K was required to be filed.

(b) Pro forma financial information.

The Company intends to file pro forma financial information as required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Form 8-K was required to be filed.

(d) Exhibits

The following exhibits are included in this Form 8-K:

2.1

Agreement and Plan of Merger, dated March 11, 2014, by and among the Company, Purchaser and Jos. A. Bank (incorporated by reference to Exhibit (d)(1) to the Company’s Amendment No. 9 to Schedule TO filed on March 11, 2014).

99.1	Press Release of the Company dated June 18, 2014 (incorporated by reference to Exhibit (a)(5)(Y) to the Company’s Amendment No.18 to Schedule TO filed on June 18, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEN’S WEARHOUSE, INC.

Date: June 18, 2014	By:	/s/ Jon W. Kimmins
Name: Jon. W. Kimmins
Title: Executive Vice President, Chief Financial Officer,
Treasurer and Principal Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1

Agreement and Plan of Merger, dated March 11, 2014, by and among the Company, Purchaser and Jos. A. Bank (incorporated by reference to Exhibit (d)(1) to the Company’s Amendment No. 9 to Schedule TO filed on March 11, 2014).

99.1	Press Release of the Company dated June 18, 2014 (incorporated by reference to Exhibit (a)(5)(Y) to the Company’s Amendment No.18 to Schedule TO filed on June 18, 2014).